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                                                                    Exhibit 99.1


AROTECH                                                          Corporate News

                            632 Broadway, Suite 1200
                            New York, New York 10012
                    Tel: (646) 654-2107 o Fax (646) 654-2187
                                 www.arotech.com


FOR IMMEDIATE RELEASE

     AROTECH COMPLETES ROUND OF DEBENTURE CONVERSIONS AND WARRANT EXERCISES
                           TOTALING OVER $3.25 MILLION

         New York, NY, July 17, 2003 - Arotech Corporation (NasdaqNM: ARTX) announced today that over the past two months its debenture holders and warrant holders had converted an amount of debentures and exercised a number of warrants sufficient to result in the addition of a total of over $3.25 million to the Company's stockholders' equity.

         As of May  31,  2003,  after  giving  pro  forma  effect  to  debenture conversions and warrant exercises through June 30, 2003, the Company's stockholders' equity stood at approximately $10.8 million, and the Company expects to report stockholders' equity in excess of $10 million in its quarterly report on Form 10-Q for the quarter ended June 30, 2003. Stockholders' equity in excess of $10 million is a requirement for continued listing on the Nasdaq National Market; the requirement for continued listing on the Nasdaq SmallCap market is $2.5 million in stockholders' equity.

         These debenture conversions and warrant exercises resulted in the issuance of an additional 4,716,477 shares of the Company's common stock.

         "We are very pleased by this vote of confidence on the part of our debenture holders and warrant holders, which enables us to retain our listing on the Nasdaq National Market," said Arotech Chairman and CEO Robert S. Ehrlich. "We appreciate our stockholders' continued confidence in us, and we look forward to justifying that confidence by maximizing value for our shareholders," concluded Ehrlich.

About Arotech Corporation

         Arotech's corporate mission is to provide quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring.

         Arotech Corporation  (www.arotech.com) operates two business divisions:
Electric Fuel Batteries - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and Arotech Defense - consisting of IES Interactive, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, and MDT Armor, which provides vehicle armoring for the military, industrial and private sectors.

         Arotech is incorporated in Delaware under the name "Electric Fuel Corporation" and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.


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COMPANY CONTACT:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com


Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended, and other filings (under the name Electric Fuel Corporation) with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.



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